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                                                                  EXHIBIT 23.2



                        CONSENT OF McGLADREY & PULLEN, LLP


We hereby consent to the incorporation by reference in this Registration Statement of Suiza Foods Corporation on Form S-8 of our report dated March 10, 1997, except for Note 13 as to which the date is July 1, 1997, with respect to the financial statements of Dairy Fresh, L.P., a Delaware limited partnership, included in the Current Report on Form 8-K filed July 14, 1997, as amended on August 22, 1997, of Suiza Foods Corporation.


                                       /s/ McGLADREY & PULLEN, LLP

Winston-Salem, North Carolina
December 1, 1997